For the semi-annual period ended April 30, 2004.
File number 811-07811
Jennison U.S. Emerging Growth Fund, Inc.


SUB-ITEM 77D
Policies With Respect to Security Investment

JennisonDryden Mutual Funds
Strategic Partners Mutual Funds

Supplement dated April 12, 2004

The following information replaces the applicable portions of the section of the Statement of
Additional Information (SAI) entitled "Purchase, Redemption and Pricing of Fund Shares -- Waiver of the Contingent Deferred Sales Charge--Class B Shares":

	The Contingent Deferred Sales Charge (CDSC) will be waived in the case of a total or partial redemption in connection with certain distributions under the Internal Revenue Code from a tax-deferred retirement plan, an IRA or Section 403(b) custodial account. For more information, call Prudential at (800) 353-2847.

	For distributions from an IRA or 403(b) Custodial Account, the shareholder must submit a copy of the distribution form from the custodial firm indicating (i) the date of birth of the shareholder and (ii) that the shareholder is over age 70 1/2. The distribution form must be signed by the shareholder.




	Listed below are the names of the JennisonDryden and Strategic Partners Mutual
Funds and the dates of the SAIs to which this Supplement relates.

Name of Fund							SAI Date

Dryden Government Income Fund, Inc. 				May 1, 2003
Dryden Municipal Bond Fund					June 30, 2003
	High Income Series
	Insured Series
Dryden California Municipal Fund					October 31, 2003
	California Series
	California Income Series
	California Money Market Series
Dryden Municipal Series Fund					October 31, 2003
	Florida Series
	New Jersey Series
	New Jersey Money Market Series
	New York Series
	New York Money Market Series
	Pennsylvania Series
Dryden Short-Term Bond Fund, Inc. 					February 19, 2003
	Dryden Short-Term Corporate Bond Fund
	Dryden Ultra-Short Bond Fund
Dryden Index Series Fund						November 25, 2003
	Dryden Stock Index Fund
Dryden Tax-Managed Funds						January 30, 2004
           Dryden Large-Cap Core Equity Fund
Dryden Small-Cap Core Equity Fund, Inc. 				January 30, 2004
Jennison 20/20 Focus Fund						March 31, 2003
Jennison Natural Resources Fund, Inc. 				May 31, 2003
Jennison Sector Funds, Inc. 						February 2, 2004
	Jennison Health Sciences Fund
	Jennison Financial Services Fund
	Jennison Technology Fund
	Jennison Utility Fund
Jennison Small Company Fund, Inc. 					November 26, 2003
Jennison U.S. Emerging Growth Fund, Inc. 				February 2, 2004
Jennison Value Fund							January 30, 2004
The Prudential Investment Portfolios, Inc.
           Jennison Equity Opportunity Fund				December 3, 2003
	Jennison Growth Fund					December 3, 2003
	Dryden Active Allocation Fund				December 3, 2003
	JennisonDryden Conservative Allocation Fund		February 17, 2004
	JennisonDryden Moderate Allocation Fund			February 17, 2004
	JennisonDryden Growth Allocation Fund			February 17, 2004 Prudential
World Fund, Inc. 						January 29, 2004
	Dryden International Equity Fund
	Jennison Global Growth Fund
	Strategic Partners International Value Fund
Strategic Partners Real Estate Securities Fund			May 28, 2003
Strategic Partners Asset Allocation Funds				October 2, 2003
	Strategic Partners Conservative Growth Fund
	Strategic Partners Moderate Growth Fund
	Strategic Partners High Growth Fund
Strategic Partners Style Specific Funds				October 2, 2003
	Strategic Partners Large Cap Growth Fund
	Strategic Partners Large Cap Value Fund
	Strategic Partners Small Cap Growth Fund
	Strategic Partners Small Cap Value Fund
	Strategic Partners Total Return Bond Fund
Strategic Partners Opportunity Funds					April 30, 2003
	Strategic Partners Focused Growth Fund
	Strategic Partners New Era Growth Fund
	Strategic Partners Focused Value Fund
	Strategic Partners Mid Cap Value Fund

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